WEALTH MINERALS LTD.

               #1901 -1177 W. HASTINGS ST, VANCOUVER, B.C. V6E 2K3

                            TELEPHONE: (604) 331-0096
                               FAX: (604) 714-0879
                       WEBSITE: WWW.TRIBAND-ENTERPRISE.COM

                         MANAGEMENT INFORMATION CIRCULAR
              FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON
                              SEPTEMBER 27TH, 2004




                           Dated as of August 23, 2004

                                TABLE OF CONTENTS

INTRODUCTION...................................................................1

PROXIES AND VOTING RIGHTS......................................................1
     Management Solicitation and Appointment of Proxies........................1
     Revocation of Proxies.....................................................1
     Voting of Shares and Proxies and Exercise of Discretion by Proxyholders...2
     Solicitation of Proxies...................................................3

ADVICE TO BENEFICIAL SHAREHOLDERS..............................................3

VOTING OF PROXIES..............................................................4

QUORUM.........................................................................4

VOTING SHARES AND PRINCIPAL HOLDERS............................................4

INDEBTEDNESS OF DIRECTORS, EXECUTIVE OFFICERS AND SENIOR OFFICERS..............5

MANAGEMENT CONTRACTS...........................................................5

INTEREST OF MANAGEMENT AND OTHERS IN MATERIAL TRANSACTIONS.....................5

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON........................6

OTHER BUSINESS.................................................................6

APPROVAL OF THE BOARD OF DIRECTORS.............................................6

PARTICULARS OF MATTERS TO BE ACTED UPON........................................8

RECEIPT OF FINANCIAL STATEMENTS................................................8

APPOINTMENT AND REMUNERATION OF AUDITORS.......................................8

ELECTION OF DIRECTORS..........................................................8

PARTICULARS OF MATTERS TO BE ACTED UPON SPECIAL BUSINESS......................13

STOCK OPTION PLAN.............................................................13

ADVANCE APPROVAL OF FINANCINGS................................................16

APPROVAL AND RATIFICATION OF ACTS OF DIRECTORS................................17

                                  INTRODUCTION

This information circular accompanies the Notice of the Extraordinary and Special Meeting (the "Notice") of the shareholders of Wealth Minerals Ltd. (the "Company") to be held at 10:00 a.m. PST on September 27th, 2004, at the offices of the Company at #1901 -1177 West Hastings St., Vancouver, B.C. V6E 2K3 (the "Meeting"). THIS INFORMATION CIRCULAR (THE "CIRCULAR") IS FURNISHED IN CONNECTION WITH THE SOLICITATION OF PROXIES BY MANAGEMENT OF THE COMPANY FOR USE AT THE MEETING AND AT ANY ADJOURNMENT OF THE MEETING FOR THE PURPOSE SET FORTH IN THE NOTICE.

                            PROXIES AND VOTING RIGHTS

MANAGEMENT SOLICITATION AND APPOINTMENT OF PROXIES

The persons named in the accompanying form of proxy are nominees of the Company's management. A SHAREHOLDER HAS THE RIGHT TO APPOINT A PERSON (WHO NEED NOT BE A SHAREHOLDER) TO ATTEND AND ACT FOR AND ON THE SHAREHOLDER'S BEHALF AT THE MEETING OTHER THAN THE PERSONS DESIGNATED AS PROXYHOLDERS IN THE ACCOMPANYING FORM OF PROXY. TO EXERCISE THIS RIGHT, THE SHAREHOLDER MUST EITHER:

     (a) ON THE ACCOMPANYING FORM OF PROXY, STRIKE OUT THE PRINTED NAMES OF THE INDIVIDUALS SPECIFIED AS PROXYHOLDERS AND INSERT THE NAME OF THE SHAREHOLDER'S NOMINEE IN THE BLANK SPACE PROVIDED; OR

     (b)  COMPLETE ANOTHER PROPER FORM OF PROXY.

To be valid, a proxy must be dated and signed by the shareholder or by the shareholder's attorney authorized in writing. In the case of a corporation, the proxy must be signed by an authorized officer of or attorney for the corporation, duly authorized.

The completed proxy, together with the power of attorney or other authority, if any, under which the proxy was signed or a notarially certified copy of the power of attorney or other authority, must be delivered to the Company's Registrar and Transfer Agent, Computershare Trust Company of Canada, 100 University Ave., 9th Floor, Toronto, Ontario M5J 2Y1, not less than 48 hours (excluding Saturdays, Sundays and holidays) before the time of the Meeting or any adjournment of the Meeting. Late proxies may be deposited with the Chairman of the Meeting prior to the commencement thereof. However, the Chairman may accept or reject late proxies in his discretion.

REVOCATION OF PROXIES

A shareholder who has given a proxy may revoke it at any time before the proxy is exercised:

     (a) by attending the Meeting at which the proxy is to be voted, revoking the proxy in person and voting in person by show or hands or ballot;

     (b)  by an instrument in writing that is:

          (i) signed by the shareholder, the shareholder's attorney authorized in writing or, where the shareholder is a corporation, an officer or attorney of the corporation, duly authorized; and

          (ii) delivered to the Company's Registrar and Transfer Agent, Computershare Trust Company of Canada, 100 University Ave., 9th Floor, Toronto, Ontario M5J 2Y1, or to the head office of the Company, #903 - 1485 W. 6th Ave., Vancouver, B.C. V6H 4G1, at any time up to and including the last business day preceding the day of the Meeting or any adjournment of the Meeting, or delivered to the Chairperson of the Meeting on the day of the Meeting or any adjournment of the Meeting before any vote on a matter in respect of which the proxy is to be used has been taken; or

     (c)  in any other manner provided by law.

Where a proxy has been properly received, the shareholder may personally attend the Meeting and vote his or her shares as if no proxy had been given.

VOTING OF SHARES AND PROXIES AND EXERCISE OF DISCRETION BY PROXYHOLDERS

Voting at the Meeting generally will be by a show of hands, with each shareholder present in person or by proxy being entitled to one vote.

Voting at the Meeting will be by poll only if a poll is:

(a)  requested  by a  shareholder  present at the Meeting in person or by proxy;

(b)  directed by the Chairperson; or

(c) required by law because the number of shares represented by proxy that are to be voted against the motion is greater than 5% of the Company's issued and outstanding shares.

On a poll, each shareholder and each proxyholder will have one vote for each common (voting) share held or represented by proxy.

APPROVAL OF RESOLUTIONS

To approve an ordinary resolution, a simple majority of the votes cast in person or by proxy will be required; to approve a special resolution, at least two-thirds of the votes cast in person or by proxy will be required.

VOTING OF PROXIES AND EXERCISE OF DISCRETION BY PROXYHOLDERS

A shareholder may indicate the manner in which the persons named in the accompanying form of proxy are to vote with respect to a matter to be acted upon at the Meeting by marking the appropriate space. IF THE INSTRUCTIONS AS TO VOTING INDICATED IN THE PROXY ARE CERTAIN, THE SHARES REPRESENTED BY THE PROXY WILL BE VOTED OR WITHHELD FROM VOTING IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN IN THE PROXY.

IF THE SHAREHOLDER SPECIFIES A CHOICE IN THE PROXY WITH RESPECT TO A MATTER TO BE ACTED UPON, THEN THE SHARES REPRESENTED WILL BE VOTED OR WITHHELD FROM THE VOTE ON THAT MATTER ACCORDINGLY. IF NO CHOICE IS SPECIFIED IN THE PROXY WITH RESPECT TO A MATTER TO BE ACTED UPON, THE PROXY CONFERS DISCRETIONARY AUTHORITY WITH RESPECT TO THAT MATTER UPON THE PROXYHOLDER NAMED IN THE ACCOMPANYING FORM OF PROXY. IT IS INTENDED THAT THE PROXYHOLDER NAMED BY MANAGEMENT IN THE
ACCOMPANYING FORM OF PROXY WILL VOTE THE SHARES REPRESENTED BY THE PROXY IN FAVOUR OF EACH MATTER IDENTIFIED IN THE PROXY AND FOR THE NOMINEES OF THE COMPANY'S BOARD OF DIRECTORS FOR DIRECTORS AND AUDITOR.

The accompanying form of proxy also confers discretionary authority upon the named proxyholder with respect to amendments or variations to the matters identified in the accompanying Notice and with respect to any other matters, which may properly come before the Meeting. As of the date of this information circular, management of the Company is not aware of any such amendments or variations, or any other matters, which will be presented for action at the Meeting other than those referred to in the accompanying Notice. If, however, other matters that are not now known to management properly come before the Meeting, then the persons named in the accompanying form of proxy intend to vote on them in accordance with their best judgment.

SOLICITATION OF PROXIES

It is expected that solicitations of proxies will be made primarily by mail and possibly supplemented by telephone or other personal contact by directors, officers and employees of the Company without special compensation. The Company may reimburse shareholders' nominees or agents (including brokers holding shares on behalf of clients) for the costs incurred in obtaining authorization to execute forms of proxy from their principals. The costs of solicitation will be borne by the Company.

                        ADVICE TO BENEFICIAL SHAREHOLDERS

THE INFORMATION SET FORTH IN THIS SECTION IS OF SIGNIFICANT IMPORTANCE TO MANY SHAREHOLDERS, AS A SUBSTANTIAL NUMBER OF SHAREHOLDERS DO NOT HOLD COMMON SHARES IN THEIR OWN NAME. Shareholders who hold their common shares through their brokers, intermediaries, trustees or other persons, or who otherwise do not hold their common shares in their own name (referred to in this Circular as
"Beneficial Shareholders") should note that only proxies deposited by shareholders who appear on the records maintained by the Company's registrar and transfer agent as registered holders of common shares will be recognized and acted upon at the Meeting. If common shares are listed in an account statement provided to a Beneficial Shareholder by a broker, those common shares will, in all likelihood, not be registered in the shareholder's name. Such common shares will more likely be registered under the name of the shareholder's broker or an agent of that broker. In Canada, the vast majority of such shares are registered under the name of CDS & Co. (the registration name for The Canadian Depositary for Securities, which acts as nominee for many Canadian brokerage firms). Common shares held by brokers (or their agents or nominees) on behalf of a broker's client can only be voted (for or against resolutions) at the direction of the Beneficial Shareholder. Without specific instructions, brokers and their agents and nominees are prohibited from voting shares for the broker's clients. THEREFORE, EACH BENEFICIAL SHAREHOLDER SHOULD ENSURE THAT VOTING INSTRUCTIONS ARE COMMUNICATED TO THE APPROPRIATE PERSON WELL IN ADVANCE OF THE MEETING.

Existing regulatory policy requires brokers and other intermediaries to seek voting instructions from Beneficial Shareholders in advance of shareholders' meetings. The various brokers and other intermediaries have their own mailing procedures and provide their own return instructions to clients, which should be carefully followed by Beneficial Shareholders in order to ensure that their common shares are voted at the Meeting. The form of proxy supplied to a Beneficial Shareholder by its broker (or the agent of the broker) is substantially similar to the Instrument of Proxy provided directly to registered shareholders by the Company. However, its purpose is limited to instructing the registered Shareholder (i.e., the broker of agent of the broker) how to vote on behalf of the Beneficial Shareholder. The vast majority of brokers now delegate responsibility for obtaining instructions from clients to ADP Investor Communications ("ADP") in Canada. ADP typically prepares a machine-readable voting instruction form, mails those forms to Beneficial Shareholders and asks Beneficial Shareholders to return the forms to ADP, or otherwise communicate voting instructions to ADP (by way of the Internet or telephone, for example). ADP then tabulates the results of all instructions received and provides appropriate instructions respecting the voting of shares to be represented at the Meeting. A BENEFICIAL SHAREHOLDER WHO RECEIVES AN ADP VOTING INSTRUCTION FORM CANNOT USE THAT FORM TO VOTE COMMON SHARES DIRECTLY AT THE MEETING. THE VOTING INSTRUCTION FORMS MUST BE RETURNED TO ADP (OR INSTRUCTIONS RESPECTING THE VOTING OF COMMON SHARES MUST OTHERWISE BE COMMUNICATED TO ADP) WELL IN ADVANCE OF THE MEETING IN ORDER TO HAVE THE COMMON SHARES VOTED. IF YOU HAVE ANY QUESTIONS RESPECTING THE VOTING OF COMMON SHARES HELD THROUGH A BROKER OR OTHER INTERMEDIARY, PLEASE CONTACT THAT BROKER OR OTHER INTERMEDIARY FOR ASSISTANCE.

Although a Beneficial Shareholder may not be recognized directly at the Meeting for the purposes of voting common shares registered in the name of his brokers, a Beneficial Shareholder may attend the Meeting as proxyholder for the registered shareholder and vote the common shares in that capacity. BENEFICIAL SHAREHOLDERS, WHO WISH TO ATTEND THE MEETING AND INDIRECTLY VOTE THEIR COMMON SHARES AS PROXYHOLDER FOR THE REGISTERED SHAREHOLDER, SHOULD ENTER THEIR OWN NAMES IN THE BLANK SPACE ON THE FORM OF PROXY PROVIDED TO THEM AND RETURN THE SAME TO THEIR BROKER (OR THE BROKER'S AGENT) IN ACCORDANCE WITH THE INSTRUCTIONS PROVIDED BY SUCH BROKER.

All references to shareholders in this Circular and the accompanying Instrument of Proxy and Notice are to registered shareholders unless specifically stated otherwise.

                               VOTING OF PROXIES

Each shareholder may instruct his proxy how to vote his common shares by completing the blanks on the instrument of proxy (the "Instrument of Proxy"). All common shares represented at the Meeting by properly executed proxies will be voted or withheld from voting (including the voting on any ballot), and where a choice with respect to any matter to be acted upon has been specified in the Instrument of Proxy, the common shares represented by the proxy will be voted in accordance with such specification. IN THE ABSENCE OF ANY SUCH SPECIFICATION AS TO VOTING ON THE INSTRUMENT OF PROXY, THE MANAGEMENT DESIGNEES, IF NAMED AS PROXY, WILL VOTE IN FAVOUR OF THE MATTERS SET OUT THEREIN. IN THE ABSENCE OF ANY SPECIFICATION AS TO VOTING ON ANY OTHER FORM OF PROXY, THE COMMON SHARES REPRESENTED BY SUCH FORM OF PROXY WILL BE VOTED IN FAVOUR OF THE MATTERS SET OUT THEREIN.

THE ENCLOSED INSTRUMENT OF PROXY CONFERS DISCRETIONARY AUTHORITY UPON THE MANAGEMENT DESIGNEES, OR OTHER PERSONS NAMED AS PROXY, WITH RESPECT TO AMENDMENTS TO OR VARIATIONS OF MATTERS IDENTIFIED IN THE NOTICE OF MEETING AND ANY OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING. AS OF THE DATE HEREOF, THE COMPANY IS NOT AWARE OF ANY AMENDMENTS TO, VARIATIONS OF OR OTHER MATTERS WHICH MAY COME BEFORE THE MEETING. IN THE EVENT THAT OTHER MATTERS COME BEFORE THE MEETING, THEN THE MANAGEMENT DESIGNEES INTEND TO VOTE IN ACCORDANCE WITH THE JUDGMENT OF MANAGEMENT OF THE COMPANY.

                                     QUORUM

The By-Laws of the Company provide that a quorum of shareholders is present at a meeting of shareholders if a holder or holders of not less than five 5% of the shares entitled to vote at a meeting of shareholders are present in person or by proxy.

                      VOTING SHARES AND PRINCIPAL HOLDERS

Only shareholders of the Company who are listed on its Register of Shareholders on the record date of August 23rd, 2003, are entitled to receive notice of and to attend and vote at the Meeting or any adjournment of the Meeting (see "Voting of Shares and Proxies and Exercise of Discretion by Proxyholders" above).

As of August 23rd, 2004, the Company had 9,003,062 common shares issued and outstanding. The Company has no other class of voting securities.

To the knowledge of the directors and senior officers of the Company, as of August 23, 2004, no person beneficially owns, directly or indirectly, or exercises control or direction over, shares carrying more than 10% of the voting rights attached to all outstanding shares of the Company, other than as set out below:

----------------------------------- ---------------------------------- ---------------------------------------------
               NAME                         NUMBER OF SHARES                 PERCENTAGE OF OUTSTANDING SHARES
----------------------------------- ---------------------------------- ---------------------------------------------
           CDS & Co.(1)                           3,691,371                               41.0%

           Gary Freeman                           1,009,164                               11.2%


(1) The above information was supplied by the Registrar and Transfer Agent for the Company. The Company does not have knowledge of the beneficial owners of those shares.

                     PARTICULARS OF MATTERS TO ME ACTED UPON

INDEBTEDNESS OF DIRECTORS, EXECUTIVE OFFICERS AND SENIOR OFFICERS

Other than routine indebtedness, no director or senior officer of the Company, or any proposed nominee for election as a director of the Company, or any associate or affiliate of any such director, senior officer or proposed nominee, is or has been indebted to the Company or any of its subsidiaries, or to any other entity that was provided a guarantee or similar arrangement by the Company or any of its subsidiaries in connection with the indebtedness, at any time since the beginning of the most recently completed financial year of the Company.

MANAGEMENT CONTRACTS

Management functions of the Company or any subsidiary of the Company are not, to any substantial degree, performed by a person other than the directors or senior officers of the Company or its subsidiaries.

INTEREST OF MANAGEMENT AND OTHERS IN MATERIAL TRANSACTIONS

To the knowledge of management of the Company, no insider of the Company, no proposed nominee for election as a director of the Company and no associate or affiliate of any such insider or proposed nominee has had any material interest, direct or indirect, in any transaction since the beginning of the Company's most recently completed financial year or in any proposed transaction that, in either case, has materially affected or will materially affect the Company or any of its subsidiaries, except as set out herein and as follows:

In February, 2004 the Company granted 120,000 stock options to Jerry Pogue, Michael Bartlett, Gil Atzmon Gary Freeman and a consultant of the Company. Gary Freeman received 35,000 options, Jerry Pogue received 25,000, Michael Bartlett received 20,000, Gil Atzmon received 20,000 and the consultant received 20,000 options. These stock options are exercisable at a price of $0.25 per share and expire on February 6, 2009.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

Other than as disclosed under "Particulars of Matters to be Acted Upon", no director or senior officer of the Company at any time since the beginning of the Company's most recently completed financial year, no proposed nominee for election as a director of the Company and no associate or affiliate of any of such persons has any material interest, direct or indirect, by way of beneficial ownership of securities or otherwise, in any matter to be acted upon at the Meeting, except for any interest arising from the ownership of shares of the Company where the shareholder will receive no extra or special benefit or advantage not shared on a pro-rata basis by all holders of shares in the capital of the Company.

PARTICULARS OF OTHER MATTERS TO BE ACTED UPON - SPECIAL BUSINESS

                                 OTHER BUSINESS

Management is not aware of any matters to come before the Meeting other than those set forth in the Notice. If any other matter properly comes before the Meeting, it is the intention of the persons named in the Proxy to vote the shares represented thereby in accordance with their best judgment on such matter.

                       APPROVAL OF THE BOARD OF DIRECTORS

The contents of this Circular have been approved, and the delivery of it to each shareholder of the Company entitled thereto and to the appropriate regulatory agencies has been authorized, by the Board of Directors of the Company.

                    PARTICULARS OF MATTERS TO BE ACTED UPON

RECEIPT OF FINANCIAL STATEMENTS

The audited financial statements of the Company for the financial year ended November 30, 2002 (the "Financial Statements") and accompanying Auditor's Report will be presented to shareholders at the Meeting. The Financial Statements, together with the Auditor's Report thereon, were mailed to registered shareholders on April 22, 2003. Copies of the Financial Statements, and the Auditor's Report are available on SEDAR at www.sedar.com and are available from the Company's Registrar and Transfer Agent, Computershare Trust Company of Canada, 100 University Ave., 9th Floor, Toronto, Ontario M5J 2Y1.

APPOINTMENT AND REMUNERATION OF AUDITOR

The shareholders will be asked to vote in favour of a resolution appointing Sadovnick, Telford & Skov, Chartered Accountant, as the auditor of the Company to hold office until the next annual general meeting of shareholders of the Company or until Sadovnick, Telford & Skov, Chartered Accountant, is removed from office or resigns, and in favour of a resolution authorizing the Board of Directors to fix the remuneration of the auditor. Sadovnick, Telford & Skov, Chartered Accountant, was first appointed as the auditor of the Company on July 9, 2001. UNLESS DIRECTED OTHERWISE, IT IS THE INTENTION OF THE MANAGEMENT DESIGNEES, IF NAMED AS PROXY TO VOTE IN FAVOUR OF THESE RESOLUTIONS.

ELECTION OF DIRECTORS

The Company's Board of Directors proposes to nominate the persons named in the table below for election as directors of the Company. Each director elected will hold office until the next annual general meeting of the Company or until his or her successor is duly elected or appointed, unless the office is earlier vacated in accordance with the By-Laws of the Company or the Business Corporations Act (Alberta) or he or she becomes disqualified to act as a director.

The following table sets out the names of management's nominees for election as directors, the municipality in which each is ordinarily resident, all offices of the Company now held by each of them, their principal occupations, the period of time during which each has been a director of the Company, and the number of common shares of the Company beneficially owned by each of them, directly or indirectly, or over which control or direction is exercised, as of the date of this Circular. UNLESS OTHERWISE DIRECTED, IT IS THE INTENTION OF THE MANAGEMENT DESIGNEES, IF NAMED AS PROXY, TO VOTE FOR THE ELECTION OF THE PERSONS NAMED IN THE FOLLOWING TABLE TO THE BOARD OF DIRECTORS.


 ----------------------------- ----------------------------------------------------- -------------------- --------------
    NAME, MUNICIPALITY OF                                                              PERIODS DURING
 RESIDENCE AND POSITION WITH            PRINCIPAL OCCUPATION OR EMPLOYMENT            WHICH HAS SERVED       SHARES
        THE COMPANY(1)                        FOR LAST FIVE YEARS(1)                    AS A DIRECTOR      OWNED(1)(3)
 ----------------------------- ----------------------------------------------------- -------------------- --------------
                               President and Director of the Company since March,
 Gary R. Freeman               2000.   Manager of Investor Relations for
 President and Director        International Panorama Mines and Palmer Resources
 Vancouver, BC                 Ltd., two TSX Venture Exchange listed companies        March 14, 2000 to   1,009,164(3)
                               from October 1996 to October 1999.                          Present
 ----------------------------- ----------------------------------------------------- -------------------- --------------
                               Self employed business consultant since 1994, CEO,
 Jerry Pogue(2) (3)            President and Director of Palmer Resources May 1996
 Director                      to February 1999, a VSE listed Company, Director of   August 22, 1996 to      361,405
 Saturna Island, BC            Lyon Lake Resources from March 1999 to present, a           Present
                               TSX and MSE listed company.
 ----------------------------- ----------------------------------------------------- -------------------- --------------
                               President and owner of Leisure Capital Management
                               from 1989 to present, Director, President and
 Michael Bartlett,             Chairman of Indico Technologies Corp. from 1998 to     January 31, 2000
 Director(2) (3) Orlando,      present, Director, Director, President of Creative        to Present             0
 Florida                       Entertainment Technologies Corp. from 1996 to
                               present, all TSX Venture Exchange listed companies.
 ----------------------------- ----------------------------------------------------- -------------------- --------------
                               Vice President of Corporate Development of Vergene
                               Capital Corp., Toronto, Ontario, from Feb. 2003 to
                               present Vice President, Corporate Development

 Gil Atzmon, Director,  San    Ivanhoe Mines, Vancouver, B.C. from Sept. 2001 to      February 10, 2003
 Antonio Texas                 July 2002, a TSX listed company, Equity Sales at          to Present          15,000
                               BNP Paribas, New York, N.Y., September 2000 to July
                               2001,  Portfolio Manager, US Global Investors, San
                               Antonio, Texas from June 1998 to August, 2000.
 ----------------------------- ----------------------------------------------------- -------------------- --------------


(1) The information as to municipality of residence, principal occupation and shares beneficially owned or over which a director exercises control or direction has been furnished by the respective directors individually and is effective as of July 9, 2003.

(2)  Denotes member of Audit Committee.

(3)  Does not include shares issuable upon the exercise of stock options.

The Company does not currently have an executive committee or any other standing committees.

The Company's Board of Directors does not contemplate that any of its nominees will be unable to serve as a director. If any vacancies occur in the slate of nominees listed above before the Meeting, then the proxy holders named in the accompanying form of proxy intend to exercise discretionary authority to vote the shares represented by proxy for the election of any other persons as directors.

STATEMENT OF EXECUTIVE COMPENSATION

EXECUTIVE OFFICERS

For purposes of this information circular, "Executive Officer" of the Company means an individual who at any time during the year was the Chair or a Vice-Chair of the Company where the person performed the functions of such office on a full-time basis, the President, any Vice-President in charge of a principal business unit such as sales, finance or production, any officer of the Company or of a subsidiary of the Company, or any other person who performed a policy-making function in respect of the Company.

The summary compensation table below discloses compensation paid to the following individuals:

(a)  the Company's chief executive  officer  ("CEO");

(b) each of the Company's four most highly compensated Executive Officers, other than the CEO, who were serving as Executive Officers as at the end of the most recently completed financial year and whose total salary and bonus exceeds $100,000 per year; and

(c) any additional individuals for whom disclosure would have been provided under (b) but for the fact that the individual was not serving as an Executive Officer of the Company at the end of the most recently completed financial year

     (each, a "Named Executive Officer" and collectively the "Named Executive Officers").

The Company has one (1) Named Executive Officer for the most recent financial year, being Gary Freeman, CEO and President.

SUMMARY COMPENSATION TABLE

The following table contains a summary of the compensation paid to the Named Executive Officer during the three most recently completed financial years.



                               ANNUAL COMPENSATION                    LONG TERM COMPENSATION
------------- ----------- ------------------------------- ------------------------------------------------
                                                                         AWARDS                  PAYOUTS
                                                          ------------------------------------- ----------
                                                             SECURITIES     RESTRICTED SHARES                   ALL
  NAME AND                                 OTHER ANNUAL    UNDER OPTIONS/     OR RESTRICTED     LTIP(2)        OTHER
 PRINCIPAL    YEAR        SALARY   BONUS   COMPENSATION  SARS(1) GRANTED      SHARE UNITS       PAYOUTS    COMPENSATION
  POSITION    ENDED(3)(4)   ($)     ($)         ($)             (#)                ($)             ($)        ($)
------------- ----------- -------- ------- -------------- ----------------- ------------------- ---------- ------------
Gary             2003     $60,000    0           0             35,000               0               0          0
Freeman,
CEO,

President        2002     $60,000    0           0             62,500               0               0          0
and Director

                 2001     $60,000   N/A         N/A             NIL                N/A             N/A        N/A


                 2000     $60,000   N/A         N/A            70,000              N/A             N/A        N/A
------------- ----------- -------- ------- -------------- ----------------- ------------------- ---------- ----------



                               ANNUAL COMPENSATION                    LONG TERM COMPENSATION
------------- ----------- ------------------------------- ------------------------------------------------
                                                                         AWARDS                  PAYOUTS
                                                          ------------------------------------- ----------
                                                             SECURITIES     RESTRICTED SHARES                   ALL
  NAME AND                                 OTHER ANNUAL    UNDER OPTIONS/     OR RESTRICTED     LTIP(2)        OTHER
 PRINCIPAL    YEAR        SALARY   BONUS   COMPENSATION  SARS(1) GRANTED      SHARE UNITS       PAYOUTS    COMPENSATION
  POSITION    ENDED(3)(4)   ($)     ($)         ($)             (#)                ($)             ($)        ($)
------------- ----------- -------- ------- -------------- ----------------- ------------------- ---------- ------------
Jerry            2003       NIL     N/A         NIL            25,000              NIL             NIL        NIL
Pogue, Past
President

                 2002       NIL     N/A         NIL             N/A                NIL             NIL        NIL


                 2001       NIL     N/A         NIL             NIL                NIL             NIL        NIL


                 2000       NIL     N/A         NIL            25,000              NIL             NIL     $101,250


                 1999       NIL     N/A         NI             20,000              NIL             NIL      $55,000
------------- ----------- -------- ------- -------------- ----------------- ------------------- ---------- ----------



(1) "SAR" or "stock appreciation right" means a right granted by the Company, as compensation for services rendered, to receive a payment of cash or an issue or transfer of securities based wholly or in part on changes in the trading price of publicly traded securities of the Company.

(2) "LTIP" or "long term incentive plan" means any plan that provides compensation intended to serve as incentive for performance to occur over a period longer than one financial year, but does not include option or stock appreciation right plans or plans for compensation through restricted shares or restricted share units. The Company does not have an LTIP.

COMPENSATION OF DIRECTORS

The directors of the Company do not receive any monetary compensation for services rendered in their capacity as directors.

OPTIONS, STOCK APPRECIATION RIGHTS AND OTHER RIGHTS TO PURCHASE SECURITIES

The following table sets out the incentive stock options and stock appreciation rights granted to each Named Executive Officer during the Company's most recently completed financial year.



                                                                                   MARKET VALUE OF
                                                                                     SECURITIES
                                                   % OF TOTAL                        UNDERLYING
                                                  OPTIONS/SARS                     OPTIONS/SARS ON
                            SECURITIES UNDER       GRANTED TO      EXERCISE OR       THE DATE OF
                          OPTIONS/SARS GRANTED    EMPLOYEES IN      BASE PRICE          GRANT
          NAME                     (#)           FINANCIAL YEAR    ($/SECURITY)     ($/SECURITY)     EXPIRATION DATE
------------------------- ---------------------- ---------------- --------------- ------------------ ----------------
Gary  Freeman                  62,500 (1)              50%            $0.25             $0.25         Feb. 27, 2007
------------------------- ---------------------- ---------------- --------------- ------------------ ----------------
Jerry Pogue                      22,500                18%            $0.25             $0.25         Feb. 27, 2007
------------------------- ---------------------- ---------------- --------------- ------------------ ----------------
Michael Bartlett                 12,500                10%            $0.25             $0.25         Feb. 27, 2007
------------------------- ---------------------- ---------------- --------------- ------------------ ----------------
Gil Atzmon                       20,000                5%             $0.25             $0.25         Feb. 27, 2007
------------------------- ---------------------- ---------------- --------------- ------------------ ----------------
St.Andrew's Finance              20,000                5%             $0.25             $0.25         Feb. 6, 2009
------------------------- ---------------------- ---------------- --------------- ------------------ ----------------


(1) Subsequent to the year ended November 30, 2002, Mr. Freeman and Ms. Martin exercised these stock option

(2) Mr. Szajman resigned as a director in July, 2003 and exercised his options.

The following table sets out the aggregate incentive stock options and stock appreciation rights exercised by the Named Executive Officer during the Company's most recently completed financial year and provides the values of the stock options and stock appreciation rights still held by the Named Executive Officer at year-end.



                                                                                               VALUE OF UNEXERCISED
                                                                             UNEXERCISED           IN-THE-MONEY
                                                                           OPTIONS/SARS AT        OPTIONS/SARS AT
                                                                         FINANCIAL YEAR-END     FINANCIAL YEAR-END
                           SECURITIES ACQUIRED         AGGREGATE                 (#)                    ($)
   NAME OF EXECUTIVE           ON EXERCISE          VALUE REALIZED          EXERCISABLE/           EXERCISABLE/
        OFFICER                    (#)                    ($)               UNEXERCISABLE        UNEXERCISABLE (2)
------------------------- ---------------------- ---------------------- ---------------------- ----------------------
Gary Freeman                        0                      0                   35,000                $8,750(3)
------------------------- ---------------------- ---------------------- ---------------------- ----------------------
Jerry Pogue                         0                      0                   22,500               $15,300(1)
------------------------- ---------------------- ---------------------- ---------------------- ----------------------
Jerry Pogue                         0                      0                   25,000                $6,250(3)
------------------------- ---------------------- ---------------------- ---------------------- ----------------------
Michael Bartlett                    0                      0                   12,500                $8,500(1)
------------------------- ---------------------- ---------------------- ---------------------- ----------------------
Michael Bartlett                    0                      0                   20,000                $5,000(3)
------------------------- ---------------------- ---------------------- ---------------------- ----------------------
Gil Atzmon                          0                      0                   20,000                $5,000(3)
------------------------- ---------------------- ---------------------- ---------------------- ----------------------


(1)  Exercisable at $0.17

(2)  Market  value of  underlying  securities  at August 23,  2004 was $0.92

(3)  Exercisable at $0.25

LONG-TERM INCENTIVE PLANS

The Company does not have any long-term incentive plans and in accordance with the instructions contained in BCF 51-904F of the Rules of the Securities Act (British Columbia), the table respecting long term incentive plan awards is not presented.

EMPLOYMENT CONTRACTS

Except as noted below, the Company has not entered into any employment contracts or other compensatory arrangements with any Named Executive Officer.

During the most recently completed financial year ended November 30, 2003, the Company paid a corporation owned by Gary Freeman, $5,000/month for a management fee.

INDEBTEDNESS OF DIRECTORS, EXECUTIVE OFFICERS AND SENIOR OFFICERS

Other than routine indebtedness, no director or senior officer of the Company, or any proposed nominee for election as a director of the Company, or any associate or affiliate of any such director, senior officer or proposed nominee, is or has been indebted to the Company or any of its subsidiaries, or to any other entity that was provided a guarantee or similar arrangement by the Company or any of its subsidiaries in connection with the indebtedness, at any time since the beginning of the most recently completed financial year of the Company.

MANAGEMENT CONTRACTS

Management functions of the Company or any subsidiary of the Company are not, to any substantial degree, performed by a person other than the directors or senior officers of the Company or its subsidiaries.

PARTICULARS OF OTHER MATTERS TO BE ACTED UPON - SPECIAL BUSINESS

STOCK OPTION PLAN

On August 21, 2002, the Exchange published its revised Corporate Finance Manual. Under the Exchange's revised policy governing stock options, all issuers are required to adopt a stock option plan pursuant to which stock options may be granted. The Company currently has an old stock option plan that must be amended or replaced in order to comply with the Exchange's revised Corporate Finance Manual.

The directors of the Company have, subject to shareholder and regulatory approval, considered and approved a new stock option plan (the "Plan") to replace the existing stock option plan. The Plan is a rolling 10% plan that complies with the requirements of Exchange Policy 4.4 for Tier 2 issuers. Under the Plan, the Company may grant stock options pursuant to which up to 10% of the Company's issued and outstanding capital, as at the time of grant, may be purchased. The common shares available for issuance upon the exercise of stock options under the Plan includes the 440,306 common shares that are issuable upon the exercise of stock options that were outstanding as at August 23, 2004.

A copy of the Plan will be available at the Meeting for review by the shareholders. In addition, upon request, shareholders may obtain a copy of the Plan from the Company prior to the Meeting.

PLAN

The following is a summary of the principal terms of the Plan.

The Plan provides that stock options may be granted to directors, senior officers, employees, consultants of the Company and any of its affiliate and consultant companies. A consultant (a "Consultant") is defined under B.C. Instrument 45-507 as an individual (or a company wholly owned by individuals) who:

(d) is engaged to provide on a bona fide basis consulting, technical, management or other services to the issuer or to an affiliated entity of the issuer, other than services provided in relation to a distribution and, in the case of senior-listed issuers only, includes consultants conducting investor relations activities;

(e) provides the services under a written contract between the issuer or the affiliated entity and the individual or a consultant company or consultant partnership of the individual; and

(f) in the reasonable opinion of the issuer, spends or will spend a significant amount of time and attention on the affairs and business of the issuer or an affiliated entity of the issuer.

Under the Plan, the Company's board of directors (the "Board") may, from time to time, designate a director or other senior officer or employee of the Company as administrator (the "Administrator") for the purposes of administering the Plan.

The Plan provides for the issuance of stock options to acquire up to that number of the Company's common shares (the "Plan Ceiling") equal to 10% of the Company's issued and outstanding share capital as at the date of grant, subject to standard anti-dilution adjustments. This is a "rolling" Plan Ceiling as the number of shares reserved for issuance pursuant to the grant of stock options will increase as the Company's issued and outstanding share capital increases. The Plan Ceiling includes outstanding stock options granted prior to the implementation of the Plan. If a stock option expires or otherwise terminates for any reason, the number of common shares in respect of that expired or terminated stock option shall again be available for the purposes of the Plan.

The Board may be terminated by the Plan at any time, but such termination will not alter the terms or conditions of any option awarded prior to the date of such termination. The Optionee may exercise any stock option outstanding when the Plan is terminated for a period of thirty (30) days after the date of the termination of the Plan, provided that such options had vested on the date of termination.

The Plan provides that other terms and conditions, including vesting schedules, if any, may be determined by the Board or the Administrator in his or her discretion, such terms and conditions to be included in the option agreement.

The Plan provides that it is solely within the discretion of the Board to determine who should receive stock options and in what amounts. The Board may issue a majority of the options to insiders of the Company. However, in no case will the issuance of common shares upon the exercise of stock options granted under the Plan result in:

(g) the number of options awarded in a one-year period to any one Consultant exceeding 2% of the issued shares of the Company (calculated at the time of award);

(h) the number of options awarded in a one-year period to any one individual exceeding 5% of the outstanding shares of the Company (calculated at the time of award);

(i) the aggregate number of options awarded in a one-year period to Employees undertaking investor relations activities exceeding 2% of the issued shares of the Company (calculated at the time of award); or

(j) the aggregate number of common shares reserved for issuance to any one individual upon the exercise of options awarded under the Plan or any previously established and outstanding stock option plans or grants, exceeding 5% of the issued shares of the Company (calculated at the time of award) in a one-year period.

Options granted under the Plan will be for a term not to exceed five years from the date of their grant. Unless the Company otherwise decides, in the event an option holder ceases to be a Consultant or employee of the Company (other than by reason of death), the stock option will expire on the earlier of the expiry date stated in the option agreement ("Fixed Expiry Date") and the 90th day following the date of termination, unless the holder holds the stock option as an employee of the Company performing investor relations activities, in which case the stock option will expire on the earlier of the Fixed Expiry Date or 90 days following the date the director or senior officer ceases to be a director or senior officer of the Company. Notwithstanding the foregoing, a stock option will expire immediately in the event a director or senior officer ceases to be a director or senior officer of the Company as a result of ceasing to meet the qualifications under the Business Corporations Act (Alberta), a special resolution is passed by the shareholders, or an order is made by a regulatory authority. A stock option will also expire immediately in the event an employee ceases to be an employee as a result of termination for cause or an employee or Consultant ceases to be an employee or Consultant as a result of an order made by a regulatory authority. In the event of the death of an option holder, who is a director or an employee who was continuously employed by the Company, the stock option will expire six months after the date of death or on the Fixed Expiry Date, whichever is earlier.

The price at which an option holder may purchase a common share upon the exercise of a stock option will be as set forth in the option agreement issued in respect of such option and in any event will not be less than the discounted market price of the Company's common shares as of the date of the grant of the stock option (the "Award Date"). The market price of the Company's common shares for a particular Award Date would typically be the closing trading price of the Company's common shares on the last trading day immediately preceding the Award Date, or otherwise in accordance with the terms of the Plan. Discounted market price means the market price less a discount to be determined by the Board, which shall in any event not exceed the amount set forth under Policy 1.1 of the Exchange's Corporate Finance Manual.

In no case will a stock option be exercisable at a price less than the minimum prescribed by each of the organized trading facilities or the applicable regulatory that would apply to the award of the stock option in question.

A stock option will be non-assignable except that it will be exercisable by the personal representative of the option holder in the event of the option holder's death or incapacity.

Common shares will not be issued pursuant to stock options granted under the Plan until they have been fully paid for. The Company will not provide financial assistance to option holders to assist them in exercising their stock options.

The Company will ask its shareholders to vote on a special resolution to approve the Plan at the Meeting. Unless otherwise directed, it is the intention of the Management Designees, if named as proxy, to vote in favour of the special resolution approving the Plan.

The Plan is a "rolling" stock option plan as described in Exchange Policy 4.4. Under Exchange Policy 4.4, the Company is required to obtain the approval of its shareholders to any stock option plan that is a "rolling" plan. Accordingly, shareholders will be asked to approve the following resolutions with or without modification:

     "BE IT RESOLVED THAT, SUBJECT TO REGULATORY APPROVAL:

     1. THE STOCK OPTION PLAN (THE "PLAN") OF WEALTH MINERALS LTD. (THE "COMPANY") BE AND IT IS HEREBY ADOPTED AND APPROVED;

     2. THE COMPANY BE AUTHORIZED TO GRANT STOCK OPTIONS PURSUANT AND SUBJECT TO THE TERMS AND CONDITIONS OF THE PLAN, ENTITLING THE OPTION HOLDERS TO PURCHASE UP TO THAT NUMBER OF COMMON SHARES THAT IS EQUAL TO 10% OF THE ISSUED AND OUTSTANDING CAPITAL OF THE COMPANY AS AT THE TIME OF THE GRANT;

     3. THE OUTSTANDING STOCK OPTIONS WHICH HAVE BEEN GRANTED PRIOR TO THE IMPLEMENTATION OF THE PLAN SHALL, FOR THE PURPOSE OF CALCULATING THE NUMBER OF STOCK OPTIONS THAT MAY BE GRANTED UNDER THE PLAN, BE TREATED AS OPTIONS GRANTED UNDER THE PLAN; AND

     4. THE DIRECTORS AND OFFICERS OF THE COMPANY BE AUTHORIZED AND DIRECTED TO PERFORM ALL SUCH ACTS AND DEEDS AND THINGS AND EXECUTE, UNDER THE SEAL OF THE COMPANY OR OTHERWISE, ALL SUCH DOCUMENTS, AGREEMENTS AND OTHER WRITINGS AS MAY BE REQUIRED TO GIVE EFFECT TO THE TRUE INTENT OF THESE RESOLUTIONS."

     1. AND TO DO OR CAUSE TO BE DONE ALL SUCH OTHER ACTS AND THINGS AS SUCH DIRECTOR OR OFFICER OF THE COMPANY SHALL DETERMINE TO BE NECESSARY OR DESIRABLE TO GIVE FULL EFFECT TO THE FOREGOING RESOLUTIONS."

ADVANCE APPROVAL FOR FINANCINGS AND PRIVATE PLACEMENTS OVER 25% OF THE ISSUED SHARES

Under the rules of the Exchange, the aggregate number of shares of a listed company which are issued or made subject to issuance (i.e., issuable under a share purchase warrant or option or other convertible security) by way of one or more financings or private placement transactions during any particular six-month period must not exceed 25% of the number of shares outstanding (on a non-diluted basis) prior to giving effect to such transactions (the "Exchange 25% Rule").

The application of the Exchange 25% Rule may restrict the availability to the Company of funds which it may wish to raise in the future by private placement of its securities. In particular, management of the Company considers it to be in the best interests of the Company to retain flexibility for the Company, to facilitate it raising the required capital by way of private placement financing, if necessary. The Exchange has a working practice that it will accept advance approval by the shareholders in anticipation of private placement that may exceed the Exchange 25% Rule, provided such private placements are completed within 12 months of the date such advance approval is given. Under the Exchange rules, the maximum number of shares that the Company may issue or make issuable under any financings or private placements for which advance approvals are obtained may not exceed 100% of the Company's issued and outstanding shares, which at August 23, 2004 was 9,003,062 common shares.

Any private placement undertaken by the Company under the advance approval being sought at the Meeting will be subject to the following restrictions:

     a.   it must be substantially with parties at arm's length to the Company;

     b.   it must not materially affect control of the Company;

     c. it must be completed within a 12-month period following the date the advance approval is given; and

     d. it must comply with the private placement pricing rules of the Exchange.

In any event, the Exchange retains the discretion to decide whether or not a particular placement is "substantially" at arm's length or will "materially affect control" in which case specific shareholder approval may be required.

In anticipation that the Company may need to enter into one or more financings such as an acquisition, rights offering, shares for debt settlement, prospectus financing, and corresponding brokers' warrants or private placements in the next

12 months that will make issuable such number of its treasury share, taking into account any shares that may be issued upon exercise of any warrants or options granted in connection with the private placements, that will exceed the Exchange 25% Rule, the Company requests shareholders to approve an ordinary resolution in the following terms:

     "BE IT RESOLVED THAT:

     1. SUBJECT TO REGULATORY APPROVAL, THE ISSUANCE BY THE COMPANY IN ONE OR MORE PRIVATE PLACEMENTS OR FINANCINGS SUCH AS AN ACQUISITION, RIGHTS OFFERING, SHARES FOR DEBT SETTLEMENT, PROSPECTUS FINANCING AND CORRESPONDING BROKERS' WARRANTS OF SUCH NUMBER OF SECURITIES THAT WOULD RESULT IN THE COMPANY ISSUING OR MAKING SUBJECT TO ISSUANCE DURING THE ENSUING YEAR AN AGGREGATE NUMBER OF COMMON SHARES THAT EXCEEDS 25% OF THE COMPANY'S ISSUED AND OUTSTANDING SHARE CAPITAL (ON A NON-DILUTED BASIS) PRIOR TO GIVING EFFECT TO THE FINANCINGS OR PRIVATE PLACEMENTS, AS MORE PARTICULARLY DESCRIBED IN AND SUBJECT TO THE RESTRICTIONS DESCRIBED IN THE COMPANY'S INFORMATION CIRCULAR DATED AUGUST 23, 2004 IS HEREBY APPROVED."

The Board has determined that the passing of the ordinary resolution is in the best interests of the Company and recommends that shareholders vote in favour of the resolution. In the event the resolution is not passed, the Exchange will not approve any private placements which result in the issuance or possible issuance of such number of common shares which exceeds the Exchange 25% Rule, without specific shareholder approval. Such restriction could impede the Company's timely access to required equity financing.

APPROVAL AND RATIFICATION OF ACTS OF DIRECTORS

Management of the Company proposes that the shareholders ratify, approve and confirm the actions, deeds and conduct of the directors taken on behalf of the Company since the last annual general meeting. Accordingly, shareholders will be asked to consider and approve the following resolutions, with or without modification:

     "BE IT RESOLVED THAT:

     2. NOTWITHSTANDING (I) ANY FAILURE TO PROPERLY CONVENE, PROCEED WITH, OR RECORD ANY MEETING OF THE BOARD OF DIRECTORS OR SHAREHOLDERS OF WEALTH MINERALS LTD. (THE "COMPANY") FOR ANY REASON WHATSOEVER, INCLUDING, WITHOUT LIMITATION, THE FAILURE PROPERLY TO WAIVE OR GIVE NOTICE OF A MEETING, HOLD A MEETING IN ACCORDANCE WITH A NOTICE OF A MEETING, HAVE A QUORUM PRESENT AT A MEETING, SIGN THE MINUTES OF A MEETING OR SIGN A BALLOT ELECTING A SLATE OF DIRECTORS; OR (II) ANY FAILURE TO PASS ANY RESOLUTION OF THE DIRECTORS OR SHAREHOLDERS OF THE COMPANY OR ANY
          BY-LAW OF THE COMPANY FOR ANY REASON WHATSOEVER, ALL BY-LAWS, APPROVALS, APPOINTMENTS, ELECTIONS, RESOLUTIONS, CONTRACTS, ACTS AND PROCEEDINGS ENACTED, PASSED, MADE DONE OR TAKEN SINCE DECEMBER 8, 2003 AS SET FORTH IN THE MINUTES OF THE MEETINGS, OR RESOLUTIONS OF THE BOARD OF DIRECTORS OR SHAREHOLDERS OF THE COMPANY OR OTHER DOCUMENTS CONTAINED IN THE MINUTES BOOK AND RECORD BOOK OF THE COMPANY, OR IN THE FINANCIAL STATEMENTS OF THE COMPANY, AND ALL ACTION HERETOFORE TAKEN IN RELIANCE UPON THE VALIDITY OF SUCH MINUTES, DOCUMENTS AND FINANCIAL STATEMENTS, ARE HEREBY SANCTIONED, RATIFIED, CONFIRMED AND APPROVED; AND

     3. WITHOUT LIMITING THE GENERALITY OF THE PARAGRAPH 1 ABOVE, ALL BY-LAWS, RESOLUTIONS, CONTRACTS, ACTS AND PROCEEDINGS OF THE BOARD OF DIRECTORS OF THE COMPANY ENACTED, MADE, DONE OR TAKEN SINCE THE LAST ANNUAL GENERAL MEETING AS SET FORTH OR REFERRED TO IN THE MINUTE AND RECORD BOOK OF THE COMPANY OR IN THE FINANCIAL STATEMENTS OF THE COMPANY ARE HEREBY APPROVED, RATIFIED AND CONFIRMED."

IN THE ABSENCE OF CONTRARY DIRECTIONS, THE PERSONS NAMED IN THE ACCOMPANYING FORM OF PROXY INTEND TO VOTE THE COMMON SHARES REPRESENTED THEREBY IN FAVOUR OF THE RESOLUTION RATIFYING, CONFIRMING AND APPROVING THE ACTS AND PROCEEDINGS OF THE DIRECTORS AND OFFICERS OF THE COMPANY.

                                 OTHER BUSINESS

Management is not aware of any matters to come before the Meeting other than those set forth in the Notice. If any other matter properly comes before the Meeting, it is the intention of the persons named in the Proxy to vote the shares represented thereby in accordance with their best judgment on such matter.

                       APPROVAL OF THE BOARD OF DIRECTORS

The contents of this Circular have been approved, and the delivery of it to each shareholder of the Company entitled thereto and to the appropriate regulatory agencies has been authorized, by the Board of Directors of the Company.

                                   CERTIFICATE

The foregoing contains no untrue statement of a material fact and does not omit to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made.

         /s/ Gary Freeman
------------------------------------
GARY FREEMAN, President and Director